EX-23.1
                         Consent of Independent Auditors

                                                                    Exhibit 23.1


The Board of Directors
Xiox Corporation:


We consent to incorporation by reference in the Registration Statement filed on or about February 10, 1999, on Amendment No. 2 to Form S-3 of Xiox Corporation of our report dated February 13, 1998, relating to the consolidated balance sheets of Xiox Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1997, which report is incorporated by reference in the December 31, 1997, Annual Report on Form 10-KSB of Xiox Corporation, and to the reference to our firm under the heading "Experts" in the Prospectus.



                                                              / /   KPMG LLP
                                                              ------------------
                                                                    KPMG LLP



Mountain View, California
February 10, 1999


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